SCHEDULE 14A
SCHEDULE 14 INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant [ ]
Filed by a Party other than the Registrant [ x ]
Check the appropriate box:
[    ]    Preliminary Proxy Statement
[   ]    Definitive Proxy Statement
[   ]     Definitive Additional Materials
[X ] Soliciting Material Pursuant to Section
 240.14a-11(c) or Section 240.14a-12
Name of Registrant as Specified in Its Charter:
The Cheesecake Factory Incorporated
Name of Person(s) Filing Proxy Statement:
 Culinary Workers Union, Local 226
Payment of Filing Fee (check the appropriate box)
  [   ] $125 per Exchange Act Rules 0-11(c)(1)(ii),
      14a-6(i)(1), or 14a-6(j)(2).

[Culinary Workers Local 226
1630 S. Commerce St.
Las Vegas NV]

Dear Fellow Cheesecake Factory Shareholder:

We are writing you to urge you to vote FOR our six shareholder proposals seeking reform of The Cheesecake Factory's stock option and corporate governance policies. The proposals will be voted on by shareholders at The Cheesecake Factory's May 13, 2003 annual meeting. The proposals are 2 through 7 on the Company's
white proxy card, and 2 through 7 on our blue card.   We urge you
to vote FOR our proposals on both proxy cards.

ISS and New York State Common Are Supporting Our Proposals Institutional Shareholder Services (ISS) - the leading provider of proxy voting and corporate governance services - and the New York State Common Retirement Fund - which oversees $114 billion in state retirement assets - have announced that they will support the Culinary Union's shareholder proposals. The New York State Common Retirement owns approximately 900,000 shares of The Cheesecake Factory, or approximately 1.8% of the outstanding shares of the company. Below are summaries of the proposals and recommendations of ISS and the New York State Common Retirement
Fund:

Proposals
on Culinary
Management     New York State
Proxy Card     Common
               Retirement Fund     ISS       ISS Comments


1. Elect
Directors                          WITHHOLD  "We recommend
                                              shareholders
                                              WITHHOLD votes
                                              from [the
                                              directors] for
                                              implementing a
                                              dead-hand poison
                                              pill."

2. Submit      FOR                 FOR       "ISS believes that
Option Plan                                   all stock-based
to a Vote                                     incentive plans
                                              should be put to a
                                              shareholder vote."

3. Expense
Stock Options  FOR                 FOR       "We believe that
                                             Stock options should
                                             be expensed along
                                             with other forms of
                                             compensation."

4. Submit
Poison Pill
to Vote        FOR                 FOR       "We agree with the
                                             proponent that the
                                             current pill should
                                             be redeemed and any
                                             new pill be put to a
                                             shareholder vote."


5. Declassify
the Board      FOR                 FOR       "The ability to
                                              elect directors is
                                              the single most
                                              important use of
                                              the shareholder
                                              franchise, and all
                                              directors should
                                              be accountable on
                                              an annual basis."

6. Separate
Chairman
and CEO        FOR                 FOR       "The company has not
                                             designated a lead
                                             director, has not
                                             established
                                             governance
                                             guidelines,
                                             has not established
                                             a committee of
                                             outside directors to
                                             annually review the
                                             CEO's performance,
                                             nor are the
                                             committee
                                             chairpersons
                                             nominated by
                                             independent
                                             directors. Absent an
                                             offsetting
                                             governance
                                             structure,
                                             we believe
                                             that a company
                                             of this size
                                             should be able to
                                             find two qualified
                                             people willing to
                                             serve in the
                                             separate positions
                                             of chairman and
                                             CEO."

7. Remove
Supermajority
Vote Requirement    FOR       FOR            Supermajority vote
                                             requirements
                                             generally serve to
                                             lock in provisions
                                             that are harmful to
                                             shareholders.
                                             Requiring approval
                                             by more than a
                                             simple majority of
                                             voting shares may
                                             entrench management
                                             by preventing
                                             action that may
                                             benefit
                                             shareholders."



REASONS TO SUPPORT OUR PROPOSALS:


* In our view Cheesecake Factory has awarded an excessive amount of stock options to managers at the company, leading to significant shareholder dilution. From 1995 through 2002 more than 7.6 million stock options have been exercised by managers
-- or over 15% of the outstanding shares in 2002. There is the potential of an additional 17% of the company's shares being introduced into the market through the exercise of stock options, further diluting shareholders.

* We feel Cheesecake Factory has been able to award such a large number of stock options because the company doesn't account for the cost of the options in the income statement, and because the company has not subjected its largest stock option plan to a shareholder vote. By voting for our two proposals recommending that the Company begin expensing stock options and subject all stock option plans to shareholder approval, shareholders will have a better understanding of the costs of the Cheesecake Factory's stock option plan, and the ability to approve all stock option plans that dilute shareholders.

* We believe the Cheesecake Factory board of directors has elected to insulate and entrench themselves behind an array of anti-takeover devices that restrict shareholder rights. By voting for our corporate governance proposals, Cheesecake shareholders can send a strong message that it is time for the company to modernize its corporate governance. If the recent corporate scandals are any guide, good corporate governance is vital to protecting shareholder value.

The Culinary Workers Union and affiliated benefit plans own
approximately 30,000 shares of The Cheesecake Factory.   If you
have any questions, please call 702-387-7005.